Exhibit (d)(3)

PRIVATE AND CONFIDENTIAL

January 26, 2015

FUJIFILM CORPORATION

Attention: Mr. Toshi Ban

Ladies and Gentlemen:

You have requested information from Cellular Dynamics International, Inc. (the “Company”) in connection with your consideration of a possible negotiated transaction between us pursuant to which you or one of your subsidiaries would directly or indirectly acquire the Company (the “Possible Transaction”). The Company is willing to furnish such information to you only for the purpose of your evaluating, negotiating and consummating the Possible Transaction and pursuant to the terms of this letter agreement (this “Agreement”). For purposes of this Agreement, the Company and FUJIFILM CORPORATION are referred to collectively as the “Parties” and individually as a “Party”.

1. Proprietary Information; Other Defined Terms.

(a) All information that is furnished directly or indirectly by the Company or any of its Representatives (as defined below), including, without limitation, trade secrets, software programs, intellectual property, data (technical, scientific or otherwise), source code, computer chips, research or development efforts or plans, methods, processes, specifications, system designs and product designs, whether or not marked as confidential, whether furnished before or after the date hereof, whether oral, written or electronic, and regardless of the manner in which it is furnished, together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials prepared by you or any of your Representatives to the extent that they contain, reference, reflect or are based upon, in whole or in part, any information so furnished to you or any of your Representatives pursuant hereto (such notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials are referred to herein as “Derivative Materials”), is referred to herein as “Proprietary Information”. Proprietary Information does not include, however, information that (i) was or becomes available to you on a non-confidential basis, and not in violation of any legal, fiduciary or contractual duty, from a source other than the Company or any of its Representatives, provided that such other source is not known by you or any of your Representatives after reasonable inquiry to be bound by a confidentiality obligation to the Company or any of its affiliates, (ii) was or becomes generally available to and known by the public or the Company’s industry (other than as a result of a breach by you or any of your Representatives of this Agreement or a violation by you or any of your Representatives of any other non-use or confidentiality obligation to the Company or any of its affiliates), (iii) was previously in your possession as demonstrated by your written records, provided that such information is not known by you or any of your Representatives after reasonable inquiry to be subject to another confidentiality agreement or other obligation of secrecy to the Company or any of its affiliates, or (iv) you can demonstrate by written evidence was independently developed by you or any of your Representatives without derivation from, reference to or reliance upon, or using in any

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January 26, 2015

manner, the Proprietary Information and without violating any of the confidentiality obligations under this Agreement. To the extent that any Proprietary Information may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, you and the Company understand and agree that you and the Company have a commonality of interest with respect to such matters, and it is the mutual desire, intention and understanding of you and the Company that the sharing of such materials is not intended to, and shall not, waive or diminish in any way the confidentiality of such materials or their continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. Accordingly, and in furtherance of the foregoing, you agree not to claim or contend that the Company has waived any attorney-client privilege, work product doctrine or any other applicable privilege by providing information pursuant to this Agreement or any subsequent definitive written agreement regarding a Possible Transaction.

(b) For purposes of this Agreement, references herein to “you” and/or your “Representatives” shall include only (i) you and your affiliates and your and their officers, directors, general partners and employees and (ii) your investment bankers, financial advisors, accountants, legal counsel, consultants and, only if you receive the prior written consent of the Company, potential sources of capital or financing (debt, equity or otherwise); provided that, in the case of your investment bankers, financial advisors, accountants, legal counsel, consultants and such potential sources of capital or financing, references to your Representatives shall be limited to such of the foregoing as actually receive Proprietary Information or Transaction Information, and “Representatives” in respect of the Company shall mean its officers, directors, general partners, members, employees, investment bankers, financial advisors, accountants, legal counsel, consultants and other agents and representatives. As used in this Agreement, (i) the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, limited liability company, partnership, joint venture, trust, other entity or individual and (ii) the term “affiliate” shall have the meaning ascribed thereto in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. Use of Proprietary Information and Confidentiality; Transaction Information to Remain Confidential. Except as (i) otherwise permitted under this Agreement, (ii) otherwise agreed to in writing by the Company, or (iii) required by applicable law, regulation, stock exchange rule or other market or reporting system or by legal, judicial, regulatory or administrative process (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) (“Legally Required”), but, in any such case described in the foregoing clause (iii), only if such requirement did not arise by discretionary acts by you or any of your Representatives that triggered such disclosure or requirement and only in accordance with Paragraph 3, you shall, and shall cause your Representatives to, (a) keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than your Representatives who are participating in evaluating, negotiating, advising or, only if you have received the prior written consent of the Company, financing with respect to the Possible Transaction or who otherwise

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need to know the Proprietary Information for the purpose of evaluating, negotiating, advising or financing with respect to the Possible Transaction (all of whom shall be specifically informed of the confidential nature of such Proprietary Information and are or agree to be bound by restrictions regarding the disclosure and use of such Proprietary Information (either contractual, legal or fiduciary that are comparable or no less restrictive than those set forth in this Agreement) and shall cause your Representatives to treat such Proprietary Information in a confidential manner and in accordance with the terms hereof, (b) not use any Proprietary Information for any purpose other than in connection with evaluating, negotiating, advising or, only if you have received such prior written consent, financing with respect to the Possible Transaction or the consummation of the Possible Transaction, and (c) not disclose to any person (other than your Representatives who are participating in evaluating, negotiating, advising or, only if you have received such prior written consent, financing with respect to the Possible Transaction or who otherwise need to know for the purpose of evaluating, negotiating, advising or, only if you have received such prior written consent, financing with respect to the Possible Transaction and, in any such case, whom you will cause to observe the terms of this Agreement relating to the confidential treatment and use of Transaction Information (as defined below)) the existence or terms of this Agreement, that Proprietary Information has been made available, that you are considering the Possible Transaction or any other transaction involving the Company, that you are subject to any of the restrictions set forth in this Agreement, that investigations, discussions or negotiations are taking or have taken place concerning the Possible Transaction or involving the Company, any term, condition or other matter relating to the Possible Transaction or such investigations, discussions or negotiations, including, without limitation, the status thereof, or any information that could enable such other person to identify the Company or any of its affiliates as a party to any discussions or negotiations with you or others (the items described in this clause (c), “Transaction Information”). Neither you nor any of your Representatives will, without the prior written consent of the Company, (i) act as a broker for, or representative of, or as a joint bidder or co-bidder with, any other person with respect to the Possible Transaction or (ii) directly or indirectly, enter into any agreement, arrangement or understanding (whether written or oral), or engage in any contact or communications, with any other person (other than your Representatives in accordance with this Agreement) regarding the Possible Transaction (including, without limitation, the debt or equity financing thereof). You hereby represent and warrant that, prior to your execution of this Agreement, neither you nor any of your Representatives has taken any prohibited action referred to in the immediately preceding sentence. Without limiting the foregoing, neither you nor any of your Representatives will, without the prior written consent of the Company, enter into any exclusive arrangement with a source of capital or financing (debt, equity or otherwise) in connection with a possible transaction with the Company. For purposes of this Agreement, any agreement, arrangement or understanding, whether written or oral, with any potential source of capital or financing (debt, equity or otherwise) which does, or could be reasonably expected to, legally or contractually limit, restrict or otherwise impair in any manner, directly or indirectly, such source from consummating a transaction involving the Company or any of its affiliates or acting as a potential source of capital or financing (debt, equity or otherwise) to any other party with respect to a potential transaction with the Company or any of its affiliates shall be deemed an exclusive arrangement. Except as may be Legally Required, unless the Company shall have received your

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prior consent the Company agrees not to, and to cause its Representatives not to, disclose to any other person, other than its Representatives, Transaction Information that identifies you as a party or a potential party to a Possible Transaction.

3. Legally Required Disclosure. In the event that you (or any of your Representatives) should be Legally Required to disclose any Proprietary Information or Transaction Information, you shall, to the extent legally permissible and in advance of such disclosure, provide the Company with prompt written notice of such requirement. You also agree, to the extent legally permissible, to provide the Company, in advance of any such disclosure, with a list of any Proprietary Information and Transaction Information that you intend (or that your Representative intends) to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the Company to the extent it may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or avoid any such legal, judicial, regulatory or administrative process. If, in the absence of a protective order or other remedy or the receipt of a waiver from the Company after a request in writing therefor is made by you (such request to be made as soon as reasonably practicable to allow the Company a reasonable amount of time to respond thereto), you are (or any of your Representatives is) Legally Required to disclose any Proprietary Information or Transaction Information in any legal, judicial, regulatory or administrative process to avoid censure or penalty, you or your Representative, as applicable, (a) will exercise reasonable best efforts to obtain assurance that confidential treatment will be accorded to that Proprietary Information or Transaction Information, as applicable, and (b) may disclose, without liability hereunder, such portion of the Proprietary Information or Transaction Information that, according to the written advice of your counsel (which may include internal counsel), is Legally Required to be disclosed (the “Public Disclosure”); provided, however, that, prior to such disclosure, you shall have (i) provided the Company with the text of the Public Disclosure as far in advance of its disclosure as is practicable and (ii) considered in good faith the Company’s suggestions concerning the scope and nature of the information to be contained in the Public Disclosure. Notwithstanding the foregoing, your Representatives who are accounting firms may disclose Derivative Materials to the extent, if any, required by law, rule, regulation or applicable professional standards of the American Institute of Certified Public Accountants, Public Company Accounting Oversight Board, or the equivalent law, rule, regulation or applicable professional standards in Japan or any other relevant jurisdiction, or state boards of accountancy or obligations thereunder, provided that, to the extent permitted by law or regulation, prior written notice of any such required disclosure will be provided to the Company.

4. Responsibility for Representatives. You agree that you shall, at your sole expense, undertake all measures reasonable or appropriate, including, without limitation, court proceedings, (i) to restrain your Representatives from prohibited or unauthorized disclosure or use of any Proprietary Information or Transaction Information and (ii) to safeguard and protect the confidentiality of the Proprietary Information and the Transaction Information disclosed to you or any of your Representatives and to prevent the use of any Proprietary Information or Transaction Information in any way that would violate any antitrust or other applicable law or this Agreement. You will notify the Company promptly, in writing, of any misuse,

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misappropriation or unauthorized disclosure of any Proprietary Information or Transaction Information which may come to your attention. You will be responsible for any breach of this Agreement by you and any deemed breach of this Agreement by any of your Representatives and by any other person to whom you disclose any Proprietary Information or Transaction Information, whether or not such disclosure is permitted hereunder, assuming such Representatives or other persons were parties hereto and had your obligations hereunder, and you will indemnify the Company for all damages arising from the foregoing. You are aware, and will advise your Representatives to whom any Proprietary Information or Transaction Information is disclosed, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information about the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. Each Party agrees that it and its Representatives will refrain from trading in the securities of the other Party while in possession of any such material non-public information.

5. No Representations Regarding Proprietary Information.

(a) You understand and agree that neither the Company nor any of its Representatives makes any representation or warranty, express or implied, on which you may rely as to the accuracy or completeness of the Proprietary Information for your purposes and that only those representations and warranties made by the Company in a subsequent definitive written agreement related to the Possible Transaction, if any, and subject to such limitations and restrictions as may be specified therein, shall have any legal effect. You agree that, other than as may be set forth in such definitive written agreement, neither the Company nor any of its Representatives shall have any liability whatsoever to you or any of your Representatives, including, without limitation, in contract, tort or under federal or state securities laws, relating to or resulting from the use of the Proprietary Information or any errors therein or omissions therefrom.

(b) Without limiting the generality of Paragraph 5(a), the Proprietary Information may include certain statements, estimates and projections with respect to the Company’s anticipated future performance. Such statements, estimates and projections reflect various assumptions made by the Company, which assumptions may or may not prove to be correct, and are subject to various risks and uncertainties. No representations, warranties or assurances are made by the Company or any of its Representatives as to such assumptions, statements, estimates or projections, including, without limitation, any budgets, and you hereby waive any claims in respect thereof.

(c) You acknowledge and agree that (i) the Company shall be free to conduct the process for an acquisition or business combination transaction as the Company in its sole and absolute discretion shall determine (including, without limitation, negotiation with any other person and entering into a definitive written agreement without prior notice to you or any other person) and (ii) the Company reserves the right, in its sole and absolute discretion, to reject all proposals and to terminate discussions and negotiations with you at any time for any reason whatsoever.

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January 26, 2015

6. Return or Destruction of Evaluation Material. If you determine that you do not wish to proceed with the Possible Transaction, you shall promptly advise the Company of that decision in writing. In such case, or if the Possible Transaction is not consummated or upon the Company’s request, you shall (and shall cause your Representatives and any other person to whom you have disclosed any Proprietary Information or Transaction Information, whether or not such disclosure was permitted hereunder, to) promptly (and in any event within five days) either (at your option) return to the Company or destroy (and certify in writing to the Company by an authorized officer supervising such destruction) all copies or other reproductions of Proprietary Information, other than any Derivative Materials, in your possession or the possession of any of your Representatives or any other person to whom you have disclosed any Proprietary Information or Transaction Information, whether or not such disclosure was permitted hereunder, and shall not retain any copies or other reproductions, in whole or in part, of such materials. You shall destroy all Derivative Materials (including, without limitation, expunging all such Derivative Materials from any computer, word processor or other device containing such information), and such destruction will be certified in writing to the Company by an authorized officer supervising such destruction; provided, however, that you may retain data or electronic records containing Proprietary Information and Derivative Materials for the purposes of backup, recovery, contingency planning or business continuity planning so long as such data or records are not accessible in the ordinary course of business and are not accessed except as required for backup, recovery, contingency planning or business continuity planning purposes. Notwithstanding the return or destruction of Proprietary Information required by this Paragraph 6, you and your Representatives shall continue to be bound by all duties and obligations hereunder in accordance with the terms hereof.

7. Standstill. You hereby represent to the Company that, as of the date hereof, neither you nor any of your Representatives acting on your or any of your affiliates’ behalf or in concert with you or any of your affiliates has beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of any securities of the Company or any of its subsidiaries. In consideration for your being furnished with Proprietary Information, you agree that, unless specifically requested in writing in advance by the Company’s Representative on behalf of the Company’s board of directors, neither you nor any of your Representatives acting on your or any of your affiliates’ behalf or in concert with you or any of your affiliates will, at any time during the two-year period commencing on the date hereof (or, at any time during such period, assist, advise, act in concert or participate with or encourage others to), directly or indirectly: (a) acquire (or agree, offer, seek or propose to acquire, in each case, publicly or privately), by purchase, tender offer, exchange offer, agreement or business combination or in any other manner, any ownership, including, but not limited to, beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of any material assets or businesses or any securities of the Company or any direct or indirect subsidiary thereof, or any rights or options to acquire such ownership (including from any third party); (b) publicly or privately offer to enter into, or publicly or privately propose, any merger, business combination, recapitalization, restructuring

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or other extraordinary transaction with the Company or any direct or indirect subsidiary thereof; (c) initiate any stockholder proposal or the convening of a stockholders’ meeting of or involving the Company or any direct or indirect subsidiary thereof; (d) solicit proxies (as such terms are defined in Rule 14a-1 under the Exchange Act), whether or not such solicitation is exempt pursuant to Rule 14a-2 under the Exchange Act, with respect to any matter from, or otherwise seek to influence, advise or direct the vote of, holders of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for (in each case, whether currently or upon the occurrence of any contingency) such capital stock, or make any communication exempted from the definition of solicitation by Rule 14a-1 (1)(2)(iv) under the Exchange Act; (e) otherwise seek or propose to influence, advise, change or control the management, board of directors, governing instruments, affairs or policies of the Company or any direct or indirect subsidiary thereof; (f) enter into any discussions, negotiations, agreements, arrangements or understandings with any other person with respect to any matter described in the foregoing clauses (a) through (e) or form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) to vote, acquire or dispose of any securities of the Company or any of its subsidiaries; (g) request that the Company (or its board of directors or the Company’s Representatives) amend, waive, grant any consent under or otherwise not enforce any provision of this Paragraph 7, or refer to any desire or intention, but for this Paragraph 7, to do so; or (h) make any public disclosure, or take any action that could reasonably be expected to require you or the Company to make a public disclosure, with respect to any of the matters set forth in this Agreement. Notwithstanding anything in this Paragraph 7 to the contrary, you may make requests (but only privately to the Company and not publicly) for amendments, waivers, consents under or agreements not to enforce clause (a) or clause (b) of this Paragraph 7 and may make proposals or offers (but only privately to the Company and not publicly) regarding the transactions contemplated by clause (a) or clause (b) of this Paragraph 7, in each case, at any time after a Fundamental Change Event (as defined below). A “Fundamental Change Event” means the Company has after the date of this Agreement entered into a definitive written agreement providing for (i) any acquisition of a majority of the voting securities of the Company by any person or group, (ii) any acquisition of a majority of the consolidated assets of the Company and its subsidiaries by any person or group, or (iii) any tender or exchange offer, merger or other business combination or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction (provided that, in the case of any transaction covered by the foregoing clause (iii), immediately following such transaction, any person (or the direct or indirect shareholders of such person) will beneficially own a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction). For purposes of this Paragraph 7, the following will be deemed to be an acquisition of beneficial ownership of securities: (1) establishing or increasing a call equivalent position, or liquidating or decreasing a put equivalent position, with respect to such securities within the meaning of Section 16 of the Exchange Act; or (2) entering into any swap or other arrangement that results in the acquisition of any of the economic consequences of ownership of such securities, whether such transaction is to be settled by delivery of such securities, in cash or otherwise.

8. No Solicitation of Employees. You agree that, without the prior written consent of the Company, neither you nor any of your Representatives acting on your or any of

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your affiliates’ behalf or in concert with you or any of your affiliates will, for a period of two years from the date hereof, directly or indirectly, solicit the services of or employ, as employee, consultant or otherwise, (a) any officer or director of the Company or (b) any other person who is employed by the Company or any of its direct or indirect subsidiaries on the date hereof or at any other time hereafter and prior to the termination of discussions between you and the Company with respect to the Possible Transaction and whose annual salary (at the time of any such solicitation) exceeded $100,000 (any such person described in clause (b) referred to herein as an “Other Employee”); provided, however, that the foregoing shall not preclude (1) the hiring of Other Employees who apply for employment with you on their own initiative without direct or indirect inducement or encouragement by you or any of your Representatives, (2) the solicitation (or employment as a result of the solicitation) of Other Employees whose employment has been terminated, or (3) the solicitation (or employment as a result of the solicitation) of Other Employees through (i) public advertisements or general solicitations that are not specifically targeted at such person(s) or (ii) recruiting or search firms retained by you, or internal search personnel who did not have access to Proprietary Information, using a database of candidates without targeting the Company or specific individuals, without direction or knowledge on your behalf by any person who had access to Proprietary Information. You agree that you and your Representatives will not, without the prior written consent of the Company, engage in discussions with management of the Company regarding the terms of their post-transaction employment or equity participation as part of, in connection with or after a Possible Transaction, unless and until a definitive agreement is executed and delivered with respect to the Possible Transaction.

9. Ownership of Proprietary Information. You agree that the Company is and shall remain the exclusive owner of the Proprietary Information and all patent, copyright, trade secret, trademark, domain name and other intellectual property rights therein. No license or conveyance of any such rights or any portions thereof to you or any of your Representatives is granted or implied under this Agreement.

10. Miscellaneous.

(a) You acknowledge that irreparable damage would occur to the Company if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, you agree that the Company, without prejudice to any rights and remedies otherwise available, shall be entitled to equitable relief, including, without limitation, specific performance and injunction, in the event of any breach or threatened breach by you or any of your Representatives of the provisions of this Agreement without proof of actual damages. You will not oppose the granting of such relief on the basis that the Company has an adequate remedy at law or has not suffered irreparable harm. You also will not seek, and will waive any requirement for, the securing or posting of a bond in connection with the Company’s seeking or obtaining such relief.

(b) You agree that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial

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exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The Company’s waiver of any right, power or privilege hereunder, and the Company’s consent to any action that requires its consent hereunder, shall be effective only if given in writing by the Company.

(c) If any provision contained in this Agreement or the application thereof to you, the Company or any other person or circumstance shall be invalid, illegal or unenforceable in any respect under any applicable law as determined by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained in this Agreement, or the application of such provision to such persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. In the case of any such invalidity, illegality or unenforceability, such invalid, illegal or unenforceable provision shall be replaced with one that most closely approximates the effect of such provision that is not invalid, illegal or unenforceable. Should a court refuse to so replace such provision, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

(d) This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Any assignment of this Agreement by you (including by operation of law) without the prior written consent of the Company shall be void. Any purchaser of the Company or of all, or substantially all, the Company’s assets shall be entitled to the benefits of this Agreement, whether or not this Agreement is assigned to such purchaser.

(e) This Agreement (i) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, agreements, arrangements and understandings between the parties hereto with respect to the subject matter hereof, provided, however, that the Mutual Nondisclosure Agreement between you and the Company dated June 30, 2014 shall continue in place with respect to any information provided pursuant thereto prior to the date of this Agreement, (ii) may be amended or modified only in a written instrument executed by the Parties, and (iii) shall, except as otherwise specifically set forth herein, cease to be effective three years after the date hereof; provided, however, that the confidentiality provisions contained herein shall continue to apply to you so long as you or any of your Representatives retain copies of any Proprietary Information or Transaction Information; and, provided, further, that the confidentiality provisions contained herein with respect to any Confidential Information disclosed or provided by or on behalf of the Company or any of its Representatives that is subject to license agreement or other contractual restrictions on the disclosure or use thereof shall continue for so long as such license agreement or other contractual restrictions are in effect as has been disclosed to you. Without limiting the generality of the preceding sentence, any “click-through” or similar confidentiality agreement entered into by either Party or any of its Representatives in connection with accessing any electronic dataroom will have no force or effect, whether entered into before, on or after the date hereof. Nothing herein is intended to limit the protection afforded to the Company’s trade secrets under statutory law that may be disclosed hereunder.

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(f) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE. Each party hereto irrevocably and unconditionally consents to submit to the exclusive personal jurisdiction of the United States Federal District Court for the Western District of Wisconsin (and to the extent such court does not have jurisdiction, the state courts of the State of Wisconsin located in the county of Dane, Wisconsin), for such actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any such action, suit or proceeding except in such courts). Notwithstanding the foregoing, any party hereto may commence an action, suit or proceeding with any governmental entity anywhere in the world for the sole purpose of seeking recognition and enforcement of a judgment of any court referred to in the preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby in such courts, and further waives the right to, and agrees not to, plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Service of any process, summons, notice or document by U.S. registered mail to your address set forth below or to the Company’s address set forth below shall be effective service of process for any action, suit or proceeding brought against you or the Company, as applicable, in any court of competent jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that a party has breached this Agreement, then such breaching party shall be liable for, and shall pay, the reasonable legal fees, costs and expenses that the non-breaching party has incurred in connection with such litigation, including any appeal therefrom.

(g) It is understood that all communications with the Company or any of its affiliates regarding the Possible Transaction or requests for information, facility tours or management meetings will be submitted or directed only to Christopher Pritchard of J.P. Morgan Securities LLC or Anna Geyso, the Company’s General Counsel. Any notice or other communication required or permitted under this Agreement shall be treated as having been given or delivered when (i) delivered personally or by overnight courier service (costs prepaid), (ii) sent by e-mail, or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case, subject to the preceding sentence, to the addresses or e-mail addresses and marked to the attention of the person (by name or title) designated below or to such other address, facsimile number, e-mail address or person as such party may designate by a written notice delivered to the other party hereto. You also agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business and unrelated to the Possible Transaction) with any Representative (other than the Company’s financial advisors and counsel), customer or supplier of the Company (or any of its affiliates), except with the express permission of the Company.

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(h) For the convenience of the parties, this Agreement may be executed by PDF, facsimile or other electronic means and in counterparts, each of which shall be deemed to be an original, and both of which, taken together, shall constitute one agreement binding on both parties hereto.

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Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this Agreement enclosed herewith.

Very truly yours,

CELLULAR DYNAMICS INTERNATIONAL, INC.

By:	/s/ Thomas Palay
	Name:	Thomas Palay
	Title:	President

Address: 525 Science Drive
Madison, WI 53711

E-mail Address: ageyso@cellulardynamics.com

Accepted and Agreed
as of the date first written above:

FUJIFILM CORPORATION

By:	/s/ Yuzo Toda
	Name:	Yuzo Toda
	Title:	Director Senior Vice President,
in charge of Regenative Medicine Business Development Office

Address: 7-3, Akasaka 9-Chome, Minato-ku,
Tokyo, 107-0052, Japan
E-mail Address: yuzo.toda@fujifilm.com